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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8KA


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of Earliest Event Reported) October 13, 1997


                         Commission File Number 0-14443


                             WASTE TECHNOLOGY CORP.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           DELAWARE                                           13-2842053
-------------------------------                           -------------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)


               5400 Rio Grande Avenue, Jacksonville, Florida 32206
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                    (Address of Principal Executive Offices)


                                 (904) 358-7013
              (Registrant's Telephone number, including area code)


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Item 4.  Changes in Registration's Certifying Accountant.


         (a) (1) Termination of Certifying Accountants

                  (i) On October 13, 1997, Coopers & Lybrand, the Company's Certifying Accountants ("Former Accountants") resigned as the Registrant's Certifying Accountants.

                  (ii) At the time of their resignation, the Former Accountants were not conducting an audit of the Company's financial statements for the year ending October 31, 1997. They did issue a report on the Company's financial statement for the year ended October 31, 1996. The Former Accountants did not state that a report, if issued, for 1997, would contain an adverse opinion or disclaimer of opinion or would be qualified as to uncertainty, audit, scope or accounting principles. The report of the Former Accountants for the years ended 1995 and 1996 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified as to audit scope or accounting principles. However, the report for the year ended 1996 was modified as to uncertainty with respect to the Company's ability to continue as a going concern in the event, as a result of its violation of certain financial covenants in a bank loan agreement, the due date of the loan was accelerated. In that event, the Former Accountants were concerned about the Company's ability to obtain the funds necessary to satisfy the bank obligation.

                  (iii) The decision to retain the New Accountants was approved by the Board of Directors of the Company

                  (iv) During the Company's two most recent fiscal


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years and during the subsequent interim periods preceding their resignation, there were no disagreements with the Former Accountants with respect to auditing principles or practices, financial statement disclosures, or auditing scope or procedure, which, if not resolved to the Former Accountants' satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with its report

                  (v) During the two most recent fiscal years and any subsequent interim periods preceding their resignation, the Former Accountants have not advised the Registrant that:

                           A. internal controls necessary for the Company to
develop reliable financial statements did not exist;

                           B. information has come to their attention that has
led them to no longer be able to rely on management's representations or that they were unwilling to be associated with the financial statements prepared by management;

                           C.(1) the scope of the audit should be expanded
significantly, or that information has come to their attention, that, if further investigated, might materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that might prevent them from rendering an unqualified audit report) on those financial statements.


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                           C.(2) N/A

                           D.(1) information has come to their attention that
caused them to conclude materially impacts the fairness or reliability of either
(i) a previously issued audit report or the underlying financial statements, or
(ii) the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that unless resolved to the accountants satisfaction, would prevent them from rendering an unqualified audit report on those financial statements.

                           D.(2) N/A

                  (a) (2) Engagement of New Certifying Accountants

                  On October 23, 1997, the Company engaged the firm of KPMG Peat Marwick LLP (the "New Accountants") as its new certifying accountants. The New Accountants were not consulted regarding:

                           (i) the application of accounting principles to a
specific transaction either completed or proposed; or the type of audit opinion to be rendered with regard to the Registrant's financial statements; or any disagreements or reportable events as such terms are defined in Regulation S-K,
Item 304.

                           (ii) N/A

                  (a) (3) The Former Accountant's have been provided with a copy of the disclosures being set forth in this Form 8K with a request that they furnish to the Registrant a letter addressed to the Commission stating whether they agree with the statements made


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by the registrant in response to Item 304(a) of Regulation S-K, and, if not, stating the respects in which it does not agree. Annexed hereto as an Exhibit is a copy of the letter to the Former Accountants.

                  (b) Not applicable.

Item 7. Financial Statements and Other Exhibits

                  (a) Other Exhibits

                  16.1 Letter dated October 30, 1997 from Morton S. Robson, Esq. of Robson & Miller, LLP to James E. Newman of Coopers & Lybrand.

                  16.2 Letter Dated November 5, 1997 from Coopers & Lybrand L.L.P. to the Securities and Exchange Commission.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be authorized on its behalf by the undersigned duly authorized.

Dated: November 6, 1997

                                            Waste Technology Corp.

                                            By: /s/ Morton S. Robson
                                                -------------------------
                                                    Morton S. Robson
                                                    Vice-President


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